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                                                                      EXHIBIT 11


                        CONSENT OF INDEPENDENT AUDITORS


ISI Strategy Fund, Inc.:


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-31127 of our report dated August 14, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the references to us under the captions "General Information--Reports" appearing in the Prospectus which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Princeton, New Jersey
August 14, 1997